                      NON-RECOURSE SECURED PROMISSORY NOTE


$4,997,779.25                                        August 24, 1995

                 FOR VALUE RECEIVED, the undersigned, Barry Diller (the "Investor"), hereby promises to pay to SKC Investments, Inc., a Delaware corporation ("SKC"), or to the legal holder of this Note at the time of payment, the principal sum of Four Million Nine Hundred Ninety-Seven Thousand Seven Hundred Seventy-Nine and 25/100 Dollars ($4,997,779.25) in lawful money of the United States of America. All principal of this Note will be due and payable on September 5, 1997.

                 This Note evidences a loan made by SKC to the Investor to facilitate the purchase by the Investor of shares of Common Stock, par value $.01 per share, of Silver King Communications, Inc., a Delaware corporation (the "Company") (the "Restricted Shares") in accordance with the terms of the Equity Compensation Agreement, dated as of August 24, 1995, by and between the Company and the Investor (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. Payment of the principal of, and all fees, expenses and other amounts owing in respect of this Note is secured pursuant to the terms of a certain Stock Pledge Agreement, dated as of August 24, 1995, by and between the Investor and the Company (as such agreement may be amended from time to time, the "Stock Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of SKC and the holder of this
Note in respect of such collateral.

                 This Note is subject to the following further terms and conditions:

                 Section 1. Payment and Prepayment. All payments and prepayments of principal of, and all fees, expenses and other amounts owing in respect of, this Note shall be made to SKC or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of SKC (or at such other place as the holder hereof shall notify the Investor in writing). The Investor may, at its option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Upon final payment of principal of, and all fees, expenses and other amounts owing in respect of, this Note it shall be surrendered for cancellation.

                 Section 2. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

                 (a)      failure to pay any principal of this Note, when due;

                 (b) termination of Investor's employment by the Company for Cause (as ouch term is defined in the Agreement);

                 (c) voluntary termination of Investor's employment with the Company prior to the Control Date without Good Reason (as such terms are defined in the Agreement); or

                 (d) Institution by or against Investor of any bankruptcy case or other proceeding under any bankruptcy or insolvency law;

then, and in any such event, the holder of this Note may declare, by notice of default given to the Investor, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

                 No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

                 Section 3. No Recourse. Except for recourse against the Collateral (as such term is defined in the Stock Pledge Agreement) as provided in the Stock Pledge Agreement, no recourse for the payment of the principal of this Note or for any claim based hereon (including costs of collection) shall be had against the Investor, all ouch liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 Section 4. Miscellaneous.

                 (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                 (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Agreement.

                 (c)      Investor agrees that, subject to the limitations in
         Section 3 above, Investor will pay SKC the amount of any and all costs and expenses, including all reasonable fees and expenses of counsel, incurred in connection with the exercise or enforcement of any of SKC's rights under this Note or the Stock Pledge Agreement and the failure of Investor to perform or observe any of the provisions of this Note or the Stock Pledge Agreement. Any such amounts as provided under this paragraph (c), will be added to the obligations of Investor under this Note.

                 (d) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

                 (e) This Note shall not be assignable without the prior written consent of Investor.

                 IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Investor as of the date first written above.

                                           /s/ Barry Diller
                                           -----------------------------
                                           Barry Diller

Witness:


/s/ Carolyne Snow
- - ----------------------------
Carolyne Snow





                                      -3-